SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                             Date of Report
                             (Date of earliest
                             event reported):        September 9, 1999


                                   WICOR, Inc.
             (Exact name of registrant as specified in its charter)


   Wisconsin                         1-7951                     39-1346701
-------------                     ---------------            ------------------
(State or other                  (Commission File              (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


              626 East Wisconsin Avenue, Milwaukee, Wisconsin 53202
           -----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (414) 291-7026
                         ------------------------------
                         (Registrant's telephone number)


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Item 5.   Other Events.

          As previously reported in a Current Report on Form 8-K dated June 27, 1999, WICOR, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated June 27, 1999, by and between the Company, Wisconsin Energy Corporation ("Wisconsin Energy") and CEW Acquisition, Inc. ("Acquisition"). Pursuant to the terms of the Merger Agreement and subject to receipt of shareholder and regulatory approval, the Company and Acquisition will merge and, as a result, the Company will become a wholly-owned subsidiary of Wisconsin Energy. In the merger, shareholders of the Company will receive, either in cash, in Wisconsin Energy common stock, or in a combination of cash and stock, consideration valued at $31.50 for each share of Company common stock they hold. In the event the merger occurs after July 1, 2000, the amount of the merger consideration will increase daily by an amount computed at the rate of approximately 6% simple interest per annum. The Company and Wisconsin Energy have each scheduled a special meeting of shareholders to be held on October 27, 1999 to consider and approve the Merger Agreement and the transactions contemplated thereby.

          On July 2, 1999, following public announcement of the execution of the Merger Agreement, an action was filed by a shareholder of the Company in the Circuit Court of Milwaukee County, Wisconsin against the Company, all of the members of its Board of Directors and Wisconsin Energy. The complaint alleges that the consideration to be received by the shareholders of the Company in the proposed merger is inadequate and unfair to shareholders of the Company. The complaint also alleges that Wisconsin Energy aided, abetted and assisted in the alleged breaches of the fiduciary duties of the individual defendants. The complaint seeks certification as a class action on behalf of all shareholders of the Company, an injunction against proceeding with the merger, an auction or open bidding process for the sale of the Company, and unspecified damages.

          On September 9, 1999, a stipulation of settlement was entered into with respect to the shareholder action. The stipulation is subject to final approval by the court, but is otherwise binding upon the parties to the action. The stipulation provides that:

          * The Company will amend its Rights Agreement (the "Rights Agreement"), dated as of July 27, 1999, by and between the Company and ChaseMellon Shareholder Services, L.L.C., to increase the ownership threshold that triggers the rights from 15% to 20%. The Company entered into such an amendment to the Rights Agreement on September 9, 1999. The amendment to the Rights
               Agreement is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

          * The Company and Wisconsin Energy agree to amend the Merger Agreement to remove a provision regarding resisting certain types of acquisition proposals for the Company and to reduce the special fee payable by the Company upon termination of the Merger Agreement in certain circumstances from $30 million to $25 million. The parties entered into an amendment to the Merger Agreement on September 9, 1999 to effect these modifications. The amendment to the Merger Agreement is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

          * The parties agree to use their best efforts to obtain court certification of a shareholder class for settlement purposes, from which members of the class


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               cannot  opt-out  following an  opportunity  for class  members to address the court regarding the settlement, and which will include all persons who were shareholders of the Company from June 27, 1999, through the effective date of the merger.

          * The parties agree to use their best efforts to obtain the dismissal with prejudice of all claims asserted in the action or which could have been asserted in the action.

          * The Company and Wisconsin Energy agree not to oppose a petition of plaintiff's counsel requesting the award of $430,000 of attorneys' fees and expenses to be paid by the Company and Wisconsin Energy upon the consummation of the settlement.

          * The consummation of the settlement is subject to, and the related amendments to the Merger Agreement described above are conditioned upon, final court approval and the consummation of the merger.

          Although the Company believes that final court approval of the settlement will be received, the court retains discretion to not grant approval or to require modifications to the proposed settlement. In the event court approval is not obtained, the Company intends to pursue a vigorous defense against the action. If the court requires modifications to the settlement, the Company would, in conjunction with Wisconsin Energy, evaluate the merits of the modifications in determining whether to accept the modified settlement.

          The joint press release of the Company and Wisconsin Energy issued on September 9, 1999, relating to the foregoing matters is attached as an exhibit to this Current Report on Form 8-K.


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Item 7.   Financial Statements and Exhibits.


          (a)  Not applicable.

          (b)  Not applicable.

          (b)  Exhibits. The following exhibits are being filed herewith:

               (2.1)Amendment  to  Agreement  and  Plan of  Merger,  dated as of
                    September   9,   1999,   by  and  among   Wisconsin   Energy
                    Corporation, WICOR, Inc. and CEW Acquisition, Inc.

               (4.1)Amendment  No. 1, dated as of September  9, 1999,  to Rights
                    Agreement, dated as of July 27, 1999, by and between WICOR, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent [Incorporated by reference to Exhibit (4.1) to the Registration Statement on Form 8-A/A of WICOR, Inc. dated as of September 9, 1999 (Commission File No. 1-7951)]

               (99.1) Joint Press Release of Wisconsin  Energy  Corporation  and
                      WICOR, Inc., dated September 9, 1999


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     WICOR, INC.



Date:  September 9, 1999             By:/s/ Joseph P. Wenzler
                                        -----------------------------------
                                        Joseph P. Wenzler
                                        Senior Vice President and
                                        Chief Financial Officer


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


                                   WICOR, INC.

                   Exhibit Index to Current Report on Form 8-K
                             Dated September 9, 1999


Exhibit
Number                        Description
-------                       -----------

(2.1) Amendment to Agreement and Plan of Merger, dated as of September 9, 1999, by and among Wisconsin Energy Corporation, WICOR, Inc. and CEW Acquisition, Inc.

(4.1) Amendment No. 1, dated as of September 9, 1999, to Rights Agreement, dated as of July 27, 1999, by and between WICOR, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent [Incorporated by reference to Exhibit (4.1) to the Registration Statement on Form 8-A/A of WICOR, Inc. dated as of September 9, 1999 (Commission File No. 1-7951)]

(99.1) Joint Press Release of Wisconsin Energy Corporation and WICOR, Inc., dated September 9, 1999


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